Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Energy Vault Holdings, Inc.
Westlake Village, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262720 and 333-273089) and Form S-8 (No. 333-268744, 333-266450 and 333-266402) of Energy Vault Holdings, Inc. (the Company) of our report dated March 12, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

BDO USA, P.C.
Melville, New York

March 12, 2024